EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, Suite 1134	Tel: (801) 524-4787
Salt Lake City, Utah	April 20, 2006
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF

$1.28 PER DILUTED SHARE FOR FIRST QUARTER 2006

Reported Earnings Include Impact of Merger Related Expenses

and Adoption of SFAS 123R

SALT LAKE CITY, April 20, 2006 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported first-quarter net income of $137.6 million, or $1.28 per diluted share. Net income and earnings per diluted share increased 24.9% and 6.7% over the $110.2 million, or $1.20 per diluted share reported for the first quarter of 2005. The return on average common equity was 12.92% in the first quarter of 2006 compared to 15.83% for the same period in 2005.

Results of operations for the first quarter of 2006 include Amegy Corporation (“Amegy”), which was acquired by Zions on December 3, 2005; results of operations for the fourth quarter of 2005 include one month of Amegy. The first quarter of 2006 includes after-tax merger related expenses of $3.6 million ($.03 per diluted share) related to the Amegy acquisition and related systems conversion efforts.

Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) Share-Based Payment (“SFAS 123R”) using the “modified prospective” method. The after-tax effect of the adoption on earnings for the first quarter of 2006 was to reduce net income by $2.8 million or $.03 per diluted share.

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ZIONS BANCORPORATION

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April 20, 2006

“We are very pleased to report strong quarterly earnings driven by continued strength in loan growth and in the net interest margin,” said Harris H. Simmons, chairman and chief executive officer. “The integration of Amegy is well under way,” continued Mr. Simmons. “We expect to see additional expense savings in future quarters resulting from the successful conversion of Amegy systems and further integration of corporate functions.”

Strong Loan and Deposit Growth

On-balance-sheet net loans and leases at March 31, 2006 were $31.1 billion, an annualized increase of 13.5% from $30.1 billion at December 31, 2005, and an increase of 35.6% from $23.0 billion at March 31, 2005. Zions experienced strong loan growth during the first quarter in commercial and commercial real estate loan categories; this growth was diversified geographically.

Total period-end deposits for the first quarter of 2006 increased to $32.9 billion, an annualized increase of 2.8% from $32.6 billion at December 31, 2005, and an increase of 37.7% from $23.9 billion at March 31, 2005. Noninterest-bearing demand deposits at March 31, 2006 were essentially unchanged from December 31, 2005. Savings and money market deposit period-end balances increased to $16.4 billion, an annualized increase of 7.5% from $16.1 billion at December 31, 2005.

Loan and deposit totals at March 31, 2006 and December 31, 2005 include Amegy, which was acquired in December 2005.

Net Interest Income

Taxable-equivalent net interest income for the first quarter of 2006 was $428.8 million, an increase of 34.0% compared to $320.1 million for the first quarter of 2005. The increase reflects the acquisition of Amegy, the previously discussed loan and deposit growth, and an improved net interest margin. For the first quarter of 2006, the net interest margin was 4.69%, compared to 4.62% for the fourth quarter of 2005 and 4.53% for the first quarter of 2005.

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ZIONS BANCORPORATION

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April 20, 2006

Noninterest Income

For the first quarter of 2006, noninterest income increased 10.1% to $129.9 million compared with $118.0 million for the fourth quarter of 2005, and 26.2% compared with $103.0 million for the first quarter of 2005. The increases in total and individual categories of noninterest income for the first quarter of 2006 compared to the fourth and first quarters of 2005 were mainly due to the Amegy acquisition.

Loan sales and servicing income declined by approximately $5.8 million in the first quarter of 2006 compared to the fourth quarter of 2005 due to decreased loans sales during the quarter and the impact of rising rates on excess servicing income.

Noninterest Expense

Noninterest expense for the first quarter of 2006 was $325.9 million compared to $284.2 million for the fourth quarter of 2005, and $239.3 million for the first quarter of 2005. The first quarter of 2006 includes pretax merger related expense of $5.7 million compared to $3.1 million for the fourth quarter of 2005. The first quarter of 2006 also includes $3.9 million of compensation expense from the adoption of SFAS 123R. Increases in other individual categories of noninterest expense for the first quarter of 2006 compared to the fourth quarter of 2005 are primarily due to the acquisition of Amegy.

The efficiency ratio for the first quarter of 2006 was 58.3% compared to 57.0% for the fourth quarter of 2005 and 56.6% for the first quarter of 2005. This deterioration in the efficiency ratio reflects higher noninterest expenses, including merger related expenses and amortization of intangibles, both related to the acquisition of Amegy.

Asset Quality

The ratio of nonperforming assets to net loans and leases and other real estate owned was 0.31% at March 31, 2006, compared to 0.30% at December 31, 2005 and 0.33% at March 31, 2005.

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ZIONS BANCORPORATION

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April 20, 2006

Net loan and lease charge-offs were $11.7 million or 0.15% of average loans on an annualized basis for the first quarter of 2006. This compares with $8.2 million or 0.13%, annualized for the fourth quarter of 2005 and $6.6 million or 0.12%, annualized for the first quarter of 2005.

At March 31 2006, the allowance for loan losses as a percentage of net loans and leases was 1.10%, a decrease from 1.12% at December 31, 2005 and 1.19 % at March 31, 2005. The decreased percentages at March 31, 2006 and December 31, 2005 compared to March 31, 2005 were mainly the result of the Amegy acquisition. Amegy’s allowance for loan losses as a percentage of net loans and leases was 0.94% at March 31, 2006 and 0.92% at December 31, 2005. The allowance for loan losses at March 31, 2006 was 476.7% of nonperforming loans. The combined allowances for credit losses (allowance for loan losses plus the allowance for unfunded lending commitments) of $359.1 million were 1.15% of net loans and leases at March 31, 2006.

The combined provisions for loan losses and unfunded lending commitments for the first quarter of 2006 were $14.2 million compared to $10.4 million for the fourth quarter of 2005 and $11.1 million for the first quarter of 2005. The increase was primarily driven by strong loan growth during the quarter.

Capital Management

The Company’s tangible common equity ratio was 5.51% at March 31, 2006, compared to 5.28% at December 31, 2005 and 6.83% at March 31, 2005. Weighted average common and common-equivalent shares outstanding for the first quarter of 2006 were 107,724,724 compared to 96,963,446 for the fourth quarter of 2005 and 91,493,962 for the first quarter of 2005. Common shares outstanding at March 31, 2006 were 106,070,045 compared to 105,147,562 shares at December 31, 2005 and 89,891,146 shares at March 31, 2005. The increases in weighted average common and common-equivalent shares and outstanding common shares resulted mainly from the issuance of 14,351,115 common shares in the Amegy acquisition in December 2005. The increase in outstanding shares during the first quarter of 2006 resulted mainly from the exercise of stock options.

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ZIONS BANCORPORATION

Press Release – Page 5

April 20, 2006

Conference Call

Zions will host a conference call to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 20, 2006). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-866-203-2528 and entering the passcode 28551692, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Thursday, April 20 through midnight ET on Thursday, April 27, by dialing 1-888-286-8010 and entering the passcode 95924347. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through over 450 offices and 600 ATMs in ten states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information

Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and

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ZIONS BANCORPORATION

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April 20, 2006

financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, the following factors relating to the Company’s acquisition of Amegy, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the combination of the businesses of Zions Bancorporation and Amegy Bancorporation, Inc. may take longer, be more difficult, time consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; and (3) operating costs, customer losses and business disruption resulting from the merger, including adverse effects on relationships with employees, may be greater than expected.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2005 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 7

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share and ratio data)	2006	2005	% Change
EARNINGS
Taxable-equivalent net interest income	$428,824	$320,120	33.96%
Taxable-equivalent revenue	558,755	423,116	32.06%
Net interest income	422,847	314,951	34.26%
Noninterest income	129,931	102,996	26.15%
Provision for loan losses	14,512	9,383	54.66%
Noninterest expense	325,898	239,335	36.17%
Income before income taxes and minority interest	212,368	169,229	25.49%
Income taxes	75,258	59,749	25.96%
Minority interest	(523)	(754)	(30.64)%
Net income	137,633	110,234	24.86%

PER COMMON SHARE
Net income (diluted)	1.28	1.20	6.67%
Dividends	0.36	0.36	–
Book value	40.95	31.39	30.46%

SELECTED RATIOS
Return on average assets	1.31%	1.40%
Return on average common equity	12.92%	15.83%
Efficiency ratio	58.33%	56.56%
Net interest margin	4.69%	4.53%

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ZIONS BANCORPORATION AND SUBSIDIARIES

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and ratio data)	2006	2005	% Change
AVERAGE BALANCES
Total assets	$ 42,646,242	$ 31,850,979	33.89%
Securities	6,073,692	5,191,995	16.98%
Net loans and leases	30,468,784	22,675,601	34.37%
Goodwill	1,887,551	642,604	193.73%
Core deposit and other intangibles	196,551	56,653	246.94%
Total deposits	32,023,293	23,223,512	37.89%
Core deposits (1)	29,453,658	21,838,213	34.87%
Minority interest	28,223	24,849	13.58%
Shareholders’ equity	4,321,311	2,824,874	52.97%

Weighted average common and common-equivalent shares outstanding	107,724,724	91,493,962	17.74%

AT PERIOD END
Total assets	$43,318,029	$31,883,486	35.86%
Securities	5,984,115	4,940,487	21.12%
Net loans and leases	31,140,326	22,967,269	35.59%
Sold loans being serviced (2)	3,183,992	2,995,630	6.29%
Allowance for loan losses	341,261	273,906	24.59%
Allowance for unfunded lending commitments	17,841	14,353	24.30%
Goodwill	1,884,225	638,933	194.90%
Core deposit and other intangibles	188,384	52,007	262.23%
Total deposits	32,872,708	23,879,088	37.66%
Core deposits (1)	30,179,291	22,421,174	34.60%
Minority interest	28,895	26,338	9.71%
Shareholders’ equity	4,343,816	2,821,766	53.94%

Common shares outstanding	106,070,045	89,891,146	18.00%

Average equity to average assets	10.13%	8.87%
Common dividend payout	27.71%	29.55%
Tangible common equity ratio	5.51%	6.83%
Nonperforming assets	96,556	76,089	26.90%
Accruing loans past due 90 days or more	10,299	20,160	(48.91)%
Nonperforming assets to net loans and leases and other real estate owned at period end	0.31%	0.33%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share and ratio data)	2006	2005
EARNINGS
Taxable-equivalent net interest income	$ 428,824	$ 380,316	$ 345,826	$ 336,088	$ 320,120
Taxable-equivalent revenue	558,755	498,362	457,075	442,640	423,116
Net interest income	422,847	374,819	340,652	330,928	314,951
Noninterest income	129,931	118,046	111,249	106,552	102,996
Provision for loan losses	14,512	10,116	12,107	11,417	9,383
Noninterest expense	325,898	284,208	248,472	242,666	239,335
Impairment loss on goodwill	–	602	–	–	–
Income before income taxes and minority interest	212,368	197,939	191,322	183,397	169,229
Income taxes	75,258	69,139	68,200	66,330	59,749
Minority interest	(523)	693	152	(1,743)	(754)
Net income	137,633	128,107	122,970	118,810	110,234

PER COMMON SHARE
Net income (diluted)	1.28	1.32	1.34	1.30	1.20
Dividends	0.36	0.36	0.36	0.36	0.36
Book value	40.95	40.30	33.30	32.62	31.39

SELECTED RATIOS
Return on average assets	1.31%	1.38%	1.47%	1.47%	1.40%
Return on average common equity	12.92%	14.82%	16.41%	16.56%	15.83%
Efficiency ratio	58.33%	57.03%	54.36%	54.82%	56.56%
Net interest margin	4.69%	4.62%	4.59%	4.60%	4.53%

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except share and ratio data)	2006	2005
AVERAGE BALANCES
Total assets	$42,646,242	$36,780,719	$33,218,477	$32,510,692	$31,850,979
Securities	6,073,692	5,352,093	4,993,735	5,091,552	5,191,995
Net loans and leases	30,468,784	25,982,873	24,009,024	23,330,670	22,675,601
Goodwill	1,887,551	1,060,381	638,957	638,932	642,604
Core deposit and other intangibles	196,551	101,593	52,276	53,011	56,653
Total deposits	32,023,293	27,605,309	24,807,387	23,787,985	23,223,512
Core deposits (1)	29,453,658	25,467,323	23,029,389	22,248,291	21,838,213
Minority interest	28,223	27,079	26,220	24,726	24,849
Shareholders’ equity	4,321,311	3,428,605	2,972,615	2,877,374	2,824,874

Weighted average common and common-equivalent shares outstanding	107,724,724	96,963,446	91,605,279	91,610,296	91,493,962

AT PERIOD END
Total assets	$43,318,029	$42,779,639	$33,422,701	$32,875,294	$31,883,486
Securities	5,984,115	6,057,212	4,992,339	4,904,799	4,940,487
Net loans and leases	31,140,326	30,126,936	23,930,017	23,821,563	22,967,269
Sold loans being serviced (2)	3,183,992	3,382,603	3,561,818	2,910,182	2,995,630
Allowance for loan losses	341,261	338,399	287,237	281,428	273,906
Allowance for unfunded lending commitments	17,841	18,120	15,830	15,395	14,353
Goodwill	1,884,225	1,887,588	639,120	638,933	638,933
Core deposit and other intangibles	188,384	199,166	47,670	51,397	52,007
Total deposits	32,872,708	32,642,408	25,399,741	24,398,535	23,879,088
Core deposits (1)	30,179,291	30,127,812	23,507,531	22,840,557	22,421,174
Minority interest	28,895	27,551	26,719	24,665	26,338
Shareholders’ equity	4,343,816	4,237,264	2,999,173	2,937,908	2,821,766

Common shares outstanding	106,070,045	105,147,562	90,067,016	90,062,646	89,891,146

Average equity to average assets	10.13%	9.32%	8.95%	8.85%	8.87%
Common dividend payout	27.71%	25.50%	26.47%	27.37%	29.55%
Tangible common equity ratio	5.51%	5.28%	7.06%	6.98%	6.83%
Nonperforming assets	96,556	89,063	83,101	73,680	76,089
Accruing loans past due 90 days or more	10,299	17,153	15,836	13,183	20,160
Nonperforming assets to net loans and leases and other real estate owned at period end	0.31%	0.30%	0.35%	0.31%	0.33%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES

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CONSOLIDATE BALANCE SHEETS

(In thousands, except share amounts)	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,584,857	$1,706,590	$1,109,202	$1,232,527	$1,085,482
Money market investments:
Interest-bearing deposits	51,942	22,179	13,350	11,004	16,821
Federal funds sold	178,406	414,281	460,167	52,327	35,070
Security resell agreements	238,762	230,282	528,763	537,327	548,173
Investment securities:
Held to maturity, at cost (approximate market value $633,784, $642,258, $641,737, $651,936 and $629,684)	644,212	649,791	642,687	649,888	635,774
Available for sale, at market	5,187,979	5,305,859	3,997,593	3,972,829	4,001,244
Trading account, at market (includes $34,340, $43,444, $141,535, $102,916 and $114,302 transferred as collateral under repurchase agreements)	151,924	101,562	352,059	282,082	303,469

	5,984,115	6,057,212	4,992,339	4,904,799	4,940,487
Loans:
Loans held for sale	311,655	256,236	213,223	207,123	196,994
Loans and leases	30,958,190	29,996,022	23,823,715	23,718,150	22,872,786

	31,269,845	30,252,258	24,036,938	23,925,273	23,069,780
Less:
Unearned income and fees, net of related costs	129,519	125,322	106,921	103,710	102,511
Allowance for loan losses	341,261	338,399	287,237	281,428	273,906

Loans and leases, net of allowance	30,799,065	29,788,537	23,642,780	23,540,135	22,693,363

Other noninterest-bearing investments	971,569	938,515	708,368	698,968	690,922
Premises and equipment, net	565,327	564,745	410,800	409,488	407,262
Goodwill	1,884,225	1,887,588	639,120	638,933	638,933
Core deposit and other intangibles	188,384	199,166	47,670	51,397	52,007
Other real estate owned	24,964	19,966	15,176	11,070	10,266
Other assets	846,413	950,578	854,966	787,319	764,700

	$43,318,029	$42,779,639	$33,422,701	$32,875,294	$31,883,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$9,953,003	$9,953,833	$7,725,179	$7,577,450	$7,189,420
Interest-bearing:
Savings and money market	16,354,901	16,055,754	13,442,012	13,195,200	13,312,525
Time under $100,000	1,959,351	1,938,789	1,554,064	1,468,017	1,422,582
Time $100,000 and over	2,693,417	2,514,596	1,892,210	1,557,978	1,457,914
Foreign	1,912,036	2,179,436	786,276	599,890	496,647

	32,872,708	32,642,408	25,399,741	24,398,535	23,879,088

Securities sold, not yet purchased	55,577	64,654	331,891	291,353	297,591
Federal funds purchased	1,484,049	1,255,662	1,262,646	1,593,010	1,314,927
Security repurchase agreements	1,096,420	1,027,658	756,631	755,676	714,154
Other liabilities	677,495	592,599	571,583	544,691	624,593
Commercial paper	153,286	167,188	149,089	75,393	142,190
Federal Home Loan Bank advances and other borrowings:
One year or less	4,264	18,801	13,063	314,643	161,270
Over one year	134,043	234,488	226,482	227,039	227,595
Long-term debt	2,467,476	2,511,366	1,685,683	1,712,381	1,673,974

Total liabilities	38,945,318	38,514,824	30,396,809	29,912,721	29,035,382

Minority interest	28,895	27,551	26,719	24,665	26,338

Shareholders’ equity:
Capital stock:
Preferred stock, without par value; authorized 3,000,000 shares; issued and outstanding, none	–	–	–	–	–
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 106,070,045, 105,147,562, 90,067,016, 90,062,646 and 89,891,146 shares	2,227,914	2,156,732	971,002	961,510	969,739
Retained earnings	2,279,383	2,179,885	2,084,439	1,994,015	1,907,727
Accumulated other comprehensive loss	(123,099)	(83,043)	(52,088)	(12,905)	(50,724)
Deferred compensation	(40,382)	(16,310)	(4,180)	(4,712)	(4,976)

Total shareholders’ equity	4,343,816	4,237,264	2,999,173	2,937,908	2,821,766

	$43,318,029	$42,779,639	$33,422,701	$32,875,294	$31,883,486

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CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Interest income:
Interest and fees on loans	$542,784	$458,429	$406,319	$380,233	$350,935
Interest on loans held for sale	4,046	3,131	2,462	2,618	1,603
Lease financing	4,130	4,010	3,980	4,023	4,066
Interest on money market investments	5,847	13,280	7,723	6,041	4,638
Interest on securities:
Held to maturity – taxable	2,215	1,866	1,827	1,833	1,805
Held to maturity – nontaxable	5,531	5,948	6,066	6,008	5,983
Available for sale – taxable	69,104	56,267	49,339	49,102	46,920
Available for sale – nontaxable	2,339	1,433	808	834	856
Trading account	2,074	4,038	4,753	5,044	6,035

Total interest income	638,070	548,402	483,277	455,736	422,841

Interest expense:
Interest on savings and money market deposits	86,623	71,093	59,539	49,236	40,736
Interest on time and foreign deposits	59,485	43,740	31,536	24,557	19,887
Interest on short-term borrowings	27,978	24,155	23,213	24,152	20,629
Interest on long-term debt	41,137	34,595	28,337	26,863	26,638

Total interest expense	215,223	173,583	142,625	124,808	107,890

Net interest income	422,847	374,819	340,652	330,928	314,951
Provision for loan losses	14,512	10,116	12,107	11,417	9,383

Net interest income after provision for loan losses	408,335	364,703	328,545	319,511	305,568

Noninterest income:
Service charges and fees on deposit accounts	40,038	34,375	32,233	31,406	30,782
Loan sales and servicing income	15,468	21,315	21,649	16,790	18,068
Other service charges, commissions and fees	40,271	33,178	28,983	28,205	26,715
Trust and investment management income	4,356	4,284	3,817	4,531	3,405
Income from securities conduit	8,406	8,977	8,553	8,617	8,819
Dividends and other investment income	9,209	7,642	6,954	7,436	8,008
Market making, trading and nonhedge derivative income	4,425	1,352	4,069	6,509	3,784
Equity securities gains (losses), net	550	1,764	1,089	(2,778)	(1,387)
Fixed income securities gains (losses), net	251	423	276	(1,187)	1,333
Other	6,957	4,736	3,626	7,023	3,469

Total noninterest income	129,931	118,046	111,249	106,552	102,996

Noninterest expense:
Salaries and employee benefits	186,053	154,942	142,590	138,244	138,126
Occupancy, net	24,092	21,388	19,048	18,504	18,453
Furniture and equipment	23,119	19,032	16,979	16,260	15,919
Legal and professional services	8,918	10,012	8,575	7,967	8,250
Postage and supplies	8,116	7,043	6,510	6,798	6,488
Advertising	6,146	6,061	5,875	5,335	4,093
Impairment losses on long-lived assets	1,304	2,500	–	–	633
Restructuring charges	17	2,351	–	–	92
Merger related expense	5,723	3,103	207	–	–
Amortization of core deposit and other intangibles	10,693	6,092	3,684	3,696	3,433
Provision for unfunded lending commitments	(279)	277	435	1,042	1,671
Other	51,996	51,407	44,569	44,820	42,177

Total noninterest expense	325,898	284,208	248,472	242,666	239,335

Impairment loss on goodwill	–	602	–	–	–

Income before income taxes and minority interest	212,368	197,939	191,322	183,397	169,229
Income taxes	75,258	69,139	68,200	66,330	59,749
Minority interest	(523)	693	152	(1,743)	(754)

Net income	$137,633	$128,107	$122,970	$118,810	$110,234

Weighted average shares outstanding during the period:
Basic shares	105,472	95,002	89,980	89,846	89,877
Diluted shares	107,725	96,963	91,605	91,610	91,494

Net income per common share:
Basic	$1.30	$1.35	$1.37	$1.32	$1.23
Diluted	1.28	1.32	1.34	1.30	1.20

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 13

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

(Unaudited)

(In thousands)	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Deferred Compensation	Total Shareholders’ Equity
Balance, December 31, 2005	$2,156,732	$2,179,885	$(83,043)	$(16,310)	$4,237,264
Comprehensive income:
Net income for the period		137,633			137,633
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses on investments and retained interests			(19,962)
Foreign currency translation			64
Reclassification for net realized gains on investments recorded in operations			(28)
Net unrealized losses on derivative instruments			(20,130)

Other comprehensive loss			(40,056)		(40,056)

Total comprehensive income					97,577
Stock redeemed and retired	(28)				(28)
Fair value of nonvested stock options, adoption of SFAS 123R	21,307			(21,307)	–
Restricted stock issued and net stock options exercised	49,903				49,903
Cash dividends – common, $.36 per share		(38,135)			(38,135)
Change in deferred compensation				(2,765)	(2,765)

Balance, March 31, 2006	$2,227,914	$2,279,383	$(123,099)	$(40,382)	$4,343,816

Balance, December 31, 2004	$972,065	$1,830,064	$(7,932)	$(4,218)	$2,789,979
Comprehensive income:
Net income for the period		110,234			110,234
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses on investments and retained interests			(10,557)
Foreign currency translation			(413)
Reclassification for net realized gains on investments recorded in operations			(885)
Net unrealized losses on derivative instruments			(30,937)

Other comprehensive loss			(42,792)		(42,792)

Total comprehensive income					67,442
Stock redeemed and retired	(30,070)				(30,070)
Net stock options exercised	27,744				27,744
Cash dividends – common, $.36 per share		(32,571)			(32,571)
Change in deferred compensation				(758)	(758)

Balance, March 31, 2005	$969,739	$1,907,727	$(50,724)	$(4,976)	$2,821,766

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 14

Nonperforming Assets

(Unaudited)

(In thousands)	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Nonaccrual loans	$71,376	$68,717	$67,248	$61,871	$65,199
Restructured loans	216	380	677	739	624
Other real estate owned	24,964	19,966	15,176	11,070	10,266

Total	$96,556	$89,063	$83,101	$73,680	$76,089

% of net loans and leases* and other real estate owned	0.31%	0.30%	0.35%	0.31%	0.33%

Accruing loans past due 90 days or more	$10,299	$17,153	$15,836	$13,183	$20,160

% of net loans and leases*	0.03%	0.06%	0.07%	0.06%	0.09%

*Includes loans held for sale.

Allowances for Credit Losses
(Unaudited)
	Three Months Ended
(In thousands)	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Allowance for Loan Losses
Balance at beginning of period	$338,399	$287,237	$281,428	$273,906	$271,117
Allowance of company acquired	–	49,217	–	–	–
Add:
Provision for losses	14,512	10,116	12,107	11,417	9,383
Deduct:
Loan and lease charge-offs	(15,609)	(12,168)	(10,883)	(8,633)	(11,085)
Recoveries	3,959	3,997	4,585	4,738	4,491

Net loan and lease charge-offs	(11,650)	(8,171)	(6,298)	(3,895)	(6,594)

Balance at end of period	$341,261	$338,399	$287,237	$281,428	$273,906

Ratio of allowance for loan losses to net loans and leases outstanding at period end	1.10%	1.12%	1.20%	1.18%	1.19%

Ratio of allowance for loan losses to nonperforming loans at period end	476.67%	489.74%	422.87%	449.49%	416.13%

Allowance for Unfunded Lending Commitments
Balance at beginning of period	$18,120	$15,830	$15,395	$14,353	$12,682
Allowance of company acquired	–	2,013	–	–	–
Provision charged (credited) against earnings	(279)	277	435	1,042	1,671

Balance at end of period	$17,841	$18,120	$15,830	$15,395	$14,353

Total Allowances for Credit Losses
Allowance for loan losses	$341,261	$338,399	$287,237	$281,428	$273,906
Allowance for unfunded lending commitments	17,841	18,120	15,830	15,395	14,353

Total allowances for credit losses	$359,102	$356,519	$303,067	$296,823	$288,259

Ratio of total allowances for credit losses to net loans and leases outstanding at period end	1.15%	1.18%	1.27%	1.25%	1.26%

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 15

Sold Loans Being Serviced (Unaudited)

	Three Months Ended
(In thousands)	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Balance at beginning of period	$3,382,603	$3,561,818	$2,910,182	$2,995,630	$3,065,909
New loans sold	59,417	100,273	880,808	120,091	98,772
Payments and other reductions	(258,028)	(279,488)	(229,172)	(205,539)	(169,051)

Balance at end of period	$3,183,992	$3,382,603	$3,561,818	$2,910,182	$2,995,630

Loan Balances By Portfolio Type (Unaudited)

(In millions)	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Loans held for sale	$312	$256	$213	$207	$197

Commercial lending:
Commercial and industrial	7,261	7,192	4,885	4,760	4,604
Leasing	383	373	359	361	359
Owner occupied	5,159	4,825	4,063	4,341	4,036

Total commercial lending	12,803	12,390	9,307	9,462	8,999

Commercial real estate:
Construction and land development (1)	6,292	6,065	4,471	4,091	3,792
Term	4,847	4,640	4,051	4,118	4,032

Total commercial real estate	11,139	10,705	8,522	8,209	7,824

Consumer:
Home equity credit line and other consumer real estate (1)	1,892	1,831	1,659	1,709	1,621
1-4 family residential (1)	4,191	4,130	3,574	3,564	3,620
Bankcard and other revolving plans	254	207	195	208	211
Other	464	537	437	468	490

Total consumer	6,801	6,705	5,865	5,949	5,942

Foreign loans	3	5	5	5	5

Other receivables	212	191	125	93	103

Total loans	$31,270	$30,252	$24,037	$23,925	$23,070

(1)	Certain balances at the end of periods previous to March 31, 2006 have been reclassified between construction and land development, home equity credit line and other consumer real estate, and 1-4 family residential to conform with the current presentation.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 16

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Three Months Ended March 31, 2006			Three Months Ended March 31, 2005
(In thousands)	Average Balance	Amount of Interest (1)	Average Rate	Average Balance	Amount of Interest (1)	Average Rate
ASSETS
Money market investments	$511,719	$5,847	4.63%	$816,141	$4,638	2.30%
Securities:
Held to maturity	632,108	10,724	6.88%	637,316	11,010	7.01%
Available for sale	5,272,575	72,702	5.59%	3,950,159	48,237	4.95%
Trading account	169,009	2,074	4.98%	604,520	6,035	4.05%

Total securities	6,073,692	85,500	5.71%	5,191,995	65,282	5.10%

Loans:
Loans held for sale	272,628	4,046	6.02%	185,549	1,603	3.50%
Net loans and leases (2)	30,196,156	548,654	7.37%	22,490,052	356,487	6.43%

Total loans and leases	30,468,784	552,700	7.36%	22,675,601	358,090	6.40%

Total interest-earning assets	37,054,195	644,047	7.05%	28,683,737	428,010	6.05%

Cash and due from banks	1,538,376			1,018,123
Allowance for loan losses	(340,754)			(273,317)
Goodwill	1,887,551			642,604
Core deposit and other intangibles	196,551			56,653
Other assets	2,310,323			1,723,179

Total assets	$42,646,242			$31,850,979

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,651,160	13,185	1.15%	$4,298,664	7,547	0.71%
Money market	11,363,810	73,438	2.62%	8,909,948	33,189	1.51%
Time under $100,000	1,956,509	15,862	3.29%	1,415,888	8,037	2.30%
Time $100,000 and over	2,569,635	23,322	3.68%	1,385,299	9,298	2.72%
Foreign	1,979,293	20,301	4.16%	449,002	2,552	2.31%

Total interest-bearing deposits	22,520,407	146,108	2.63%	16,458,801	60,623	1.49%

Borrowed funds:
Securities sold, not yet purchased	57,330	631	4.46%	507,917	4,510	3.60%
Federal funds purchased and security repurchase agreements	2,673,550	25,166	3.82%	2,413,062	13,152	2.21%
Commercial paper	181,334	2,082	4.66%	145,083	931	2.60%
FHLB advances and other borrowings:
One year or less	9,868	99	4.07%	325,708	2,036	2.54%
Over one year	194,234	2,525	5.27%	227,865	2,839	5.05%
Long-term debt	2,503,348	38,612	6.26%	1,690,725	23,799	5.71%

Total borrowed funds	5,619,664	69,115	4.99%	5,310,360	47,267	3.61%

Total interest-bearing liabilities	28,140,071	215,223	3.10%	21,769,161	107,890	2.01%

Noninterest-bearing deposits	9,502,886			6,764,711
Other liabilities	653,751			467,384

Total liabilities	38,296,708			29,001,256
Minority interest	28,223			24,849
Total shareholders’ equity	4,321,311			2,824,874

Total liabilities and shareholders’ equity	$42,646,242			$31,850,979

Spread on average interest-bearing funds			3.95%			4.04%
Taxable-equivalent net interest income and net yield on interest-earning assets		$428,824	4.69%		$320,120	4.53%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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